Exhibit 10.61

AMENDMENT NO. 4 TO
AMENDED AND RESTATED MASTER PROFESSIONAL SERVICES AGREEMENT
BY AND BETWEEN
ASCENSION HEALTH AND R1 RCM INC.

This Amendment No. 4 to the Master Professional Services Agreement (this “Amendment”) by and between Ascension Health (“Ascension Health”) and R1 RCM Inc. (formerly known as Accretive Health, Inc.) (“R1”) is entered into effective this 20th day of December, 2019 (the “Amendment Effective Date”). Ascension Health and R1 are sometimes referred to in herein as a “Party” or collectively as the “Parties”. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the MPSA (as defined below).
WHEREAS, Ascension Health and R1 entered into that certain Amended and Restated Master Professional Services Agreement dated February 16, 2016, as amended (the “MPSA”); and
WHEREAS, Ascension Health and Supplier desire to provide for new terms for determining the Base Fees and Incentive Fees for Dependent Services for certain hospitals that are acquired by or built by Ascension Health or an Eligible Recipient.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.	Base Fee for Dependent Services. Effective as of January 1, 2019, Exhibit 4-A to the MPSA is hereby amended as follows:

a.	The following definitions are hereby added to Section 1.3 of Exhibit 4-A:
“(x)    “Add-On Hospital” means any New ABM having annual Cash Collections less than $1 billion. An Add-On Hospital may be either (i) an Existing Add-On Hospital or (ii) a Start-Up Add-On Hospital.
(xi)    “Existing Add-On Hospital” means any Add-On Hospital that has been in operation for at least two (2) years or is otherwise designated as such by the Parties.
(xii)    “Start-Up ABM Baseline Period” means, with respect to any Start-Up Add-On Hospital, the period commencing with the date that R1 starts to provide Dependent Services to the Start-Up Add-On Hospital through the later of: (1) the one year anniversary of such start date; and (2) the date that patient volumes stabilize at such Start-Up Add-On Hospital, as mutually agreed by the Parties, acting reasonably.
(xiii)     “Start-Up Add-On Hospital” means any Add-On Hospital that has been in operation for less than two (2) years or is otherwise designated as such by the Parties.

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

b.	Section 5 of Exhibit 4-A is hereby deleted in its entirety and replaced with the following:

“5.    Implementation Fees. Each Eligible Recipient shall pay Supplier implementation fees in the following amounts (each, an “Implementation Fee”): (i) each Additional Book Eligible Recipient shall pay Supplier an amount equal to [*****] of annual Cash Collections (measured as of the Baseline Year) of such Additional Book Eligible Recipient; and (ii) in addition (but without duplication) to the amount resulting from the foregoing clause (i), with respect to the implementation of Dependent Services at any New ABM (including, for the avoidance of doubt, any new hospitals), such Eligible Recipient shall pay Supplier an amount equal to: (a) with respect to any New ABM other than a Start-Up Add-On Hospital, [*****] of the annual Cash Collections (measured as of the last completed fiscal year of such Eligible Recipient) of such New ABM; and (b) with respect to any Start-Up Add-On Hospital, [*****] of the annual Cash Collections during the first consecutive twelve-month period following the Start-Up ABM Baseline Period. The applicable Eligible Recipients shall pay the Implementation Fees set forth herein in [*****] equal [*****] installments beginning on the Employment Effective Date for the first of the Transitioned Employees with respect to such Eligible Recipient or, if there are no Transitioned Employees, then on the first day following the Start-Up ABM Baseline Period.”

c.	Section 9 of Exhibit 4-A is hereby deleted in its entirety and replaced with the following:

“9. Base Fee for New ABMs.
9.1    With respect to any New ABM other than an Add-On Hospital, (i) the Parties shall conduct an assessment of such New ABM that is consistent in scope with the Original Assessment, (ii) such assessment will identify any areas that may require investments in technology, employees, and other infrastructure that may improve the operational performance of the Services with respect to such New ABM, consistent with the process used for Additional Book Eligible Recipients, (iii) the results of any such assessment shall be submitted to the Cost Board, and (iv) the Cost Board shall determine the methodology for calculating the Base Fee for such New ABM in accordance with guidelines and principles that are consistent with those set forth in this Exhibit 4-A that are applicable to Additional Book Eligible Recipients.
9.2    With respect to any Existing Add-On Hospital, the Parties will not conduct an assessment of such Existing Add-On Hospital for purposes of determining the Base Fee. Upon execution of a new Supplement or addition to an existing Supplement with respect to any such Existing Add-On Hospital, the Additional Book Cost to Collect Factor applicable to such Existing Add-On Hospital shall be equal to the AB Floor and the I&I Factor shall be equal to [*****].
9.3    With respect to any Start-Up Add-On Hospital, the Parties will not conduct an assessment of such New ABM for purposes of determining the Base Fee. Upon execution of a new Supplement or addition to an existing Supplement, the Base Fees during the Start-Up ABM Baseline Period shall be equal to: [*****], plus (c) fees for Supplier’s provision of Shared Services for such New ABM as agreed to by the Parties in good faith [*****]. Following the Start-Up ABM Baseline Period, the Additional Book Cost to Collect Factor applicable to such New ABM shall be equal to the AB Floor and the I&I Factor shall be equal to [*****].

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.4    Following the addition of the [*****] New ABM having annual Cash Collections of [*****] million or less (calculated since January 1, 2019), the Parties agree to evaluate in good faith whether to adjust the Base Fees as described in Section 9.2 or 9.3 with respect to such New ABMs, as necessary to ensure that the Base Fees are fair and equitable to both Parties, taking into account the principles and methodology contained in Exhibit 4-A. Any adjustment to the Base Fees shall apply prospectively only.

II.	Incentive Fees. Effective as of January 1, 2019, Exhibit 4-B is hereby amended as follows:

Section 3.3 of Exhibit 4-B is hereby deleted in its entirety and replaced with the following:

“Eligible Recipient Performance Targets will be calculated for each of the 7 Operating Metrics at the site level (e.g., for each Facility) in accordance with this Exhibit 4-B. Performance Targets will be calculated for each Additional Book Eligible Recipient and New ABM prior to the applicable Supplement Commencement Date, except as otherwise provided in this Section 3.3, and will remain in effect unchanged (other than the payer mix adjustments described in Section 3.2 above) unless modified in accordance with the process set forth in Section 3.4 below. The Performance Targets for each Operating Metric for the Current Book Eligible Recipients will be calculated in accordance with Sections 3.1 and 3.2 above using such Eligible Recipient’s average [*****] during the applicable portion (i.e., quarterly periods or annual, in accordance with Sections 3.1 and 3.2 above) of such Eligible Recipient’s [*****]. For Additional Book Eligible Recipients and New ABMs, except as otherwise provided in this Section 3.3, the Performance Targets will be calculated in accordance with Sections 3.1 and 3.2 above using such Eligible Recipient’s average [*****] during the applicable portion (i.e., quarterly periods or annual, in accordance with Sections 3.1 and 3.2 above) of such Eligible Recipient’s [*****]. The calculation of Operating Metrics will utilize the same definitions, data sources, and systems during the period(ds) utilized to set Performance Targets and all Measurement Periods for the Supplement Term. Any changes to the calculation or source data, definitions, or systems which the Supplier and Eligible Recipient agree are necessary to assure that the Performance Targets and the method of calculating the Performance Targets and actual Operating Metric performance fairly reflect operating performance during the Term of the Supplement will be incorporated into the Operating Metrics Scorecard on a timely basis, with such changes having effect for all subsequent Measurement Periods. Notwithstanding anything to the contrary in this Section 3.3, with respect to any Start-Up Add-On Hospital, the Parties shall determine the baseline period for calculation of Performance Targets for each Operating Metric for each such Start-Up Add-On Hospital. [*****].”

III.	Counterparts. This Amendment may be executed in several counterparts, all of which taken together will constitute one single agreement between the Parties.

[signature page follows]

[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment effective as of the Amendment Effective Date, first indicated above.

Ascension Health	R1 RCM Inc.
By: /s/ Rhonda C. Anderson Name: Rhonda C. Anderson Title: SVP, Operational Finance	By: /s/ John Sparby Name: John Sparby Title: EVP Customer Operations, R1

[Signature Page to Amendment No. 4]